EXHIBIT 99

ADP Reports Second Quarter Fiscal 2015 Results

  Total revenues from continuing operations increased 7% to $2.7 billion, nearly all organic
  Diluted earnings per share from continuing operations increased 8% to $0.70 per share
  Worldwide new business bookings increased 15% compared to last year's second quarter
  ADP acquired 5.2 million shares of its stock for treasury at a cost of $436 million in the quarter

ROSELAND, N.J., Feb. 4, 2015 (GLOBE NEWSWIRE) -- ADP® (Nasdaq:ADP), a leading global provider of Human Capital Management (HCM) solutions, today announced its second quarter fiscal 2015 financial results. Compared to last year's second quarter, revenue grew 7% to $2.7 billion, nearly all organic, and pretax earnings grew 8%. Growth in revenue and pretax earnings were negatively impacted one percentage point by unfavorable foreign currency translation. Pretax margin expanded 30 basis points in the quarter which included a negative impact of about 20 basis points from the client funds extended investment strategy.

Net earnings from continuing operations increased 6% on a higher effective tax rate compared with last year's second quarter. Diluted earnings per share from continuing operations increased 8% to $0.70 on fewer shares outstanding, and was negatively impacted about one cent from unfavorable foreign currency translation. Worldwide new business bookings grew a solid 15%, representing annualized recurring revenues anticipated from new orders.

"ADP had a good quarter as we continue to execute well and experience success in the market with our strategic platforms," said Carlos Rodriguez, president and chief executive officer, ADP. "This success is evidenced by our strong new business bookings growth of 15% compared with a year ago, as clients continue to rely on ADP's integrated offerings and expertise to help manage their workforce. Our progress in the quarter is a result of our team's laser focus on providing leading solutions in the HCM market."

"ADP's second quarter results reflect solid performance despite pressure from unfavorable foreign currency translation," said Jan Siegmund, chief financial officer, ADP. "As expected, we experienced slower growth in earnings for the quarter as investments in our products and salesforce resulted in additional expenses when compared with last year's second quarter. In addition, ADP repurchased 5.2 million shares in the quarter at a cost of $436 million, reflecting our continued commitment to return excess cash to shareholders."

Second Quarter 2015 Segment Results

Employer Services – Employer Services offers a comprehensive range of HCM and business outsourcing solutions.

  Employer Services revenues increased 4%, nearly all organic, compared to last year's second quarter, and were negatively impacted by two percentage points from unfavorable foreign currency translation.
  The number of employees on our clients' payrolls in the United States increased 3.0% for the quarter when measured on a same-store-sales basis for a subset of our client payrolls ranging from small to large businesses.
  Employer Services client revenue retention increased slightly compared to last year's second quarter, and on a year-to-date basis remains at record levels.
  Pretax margin increased approximately 30 basis points compared to last year's second quarter resulting from increased operating efficiencies which were partially offset by anticipated investments in product and sales.

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions through a co-employment relationship.

  PEO Services revenues increased 18% for the second quarter, all organic, compared to last year's second quarter.
  PEO Services pretax margin increased approximately 140 basis points for the quarter on the strength of increased operating and sales efficiencies.
  Average worksite employees paid by PEO Services increased 15% for the quarter to approximately 354,000.

Interest on Funds Held for Clients

The safety, liquidity and diversification of our clients' funds are the foremost objectives of ADP's investment strategy. Client funds are invested in accordance with ADP's prudent and conservative investment guidelines and the credit quality of the investment portfolio is predominantly AAA/AA.

  For the second quarter, interest on funds held for clients increased 2% to $91.0 million from $89.2 million a year ago.
  Average client funds balances increased 7% in the second quarter to $19.8 billion compared to $18.5 billion a year ago.
  The average interest yield on client funds declined 10 basis points in the second quarter to 1.8% compared to 1.9% a year ago.

Fiscal 2015 Outlook

ADP's forecast has been updated to reflect results through the first half of the year and the expected impact from unfavorable foreign currency translation on the full year results. ADP still anticipates full-year fiscal 2015 revenue growth of 7% to 8% and diluted earnings per share growth from continuing operations of 12% to 14%. This diluted earnings per share forecast includes the anticipated $0.02 per share benefit resulting from incremental share repurchases funded by the $825 million in dividend proceeds ADP received as a result of the CDK spin-off. ADP anticipates completing the $825 million in share repurchases by June 30, 2015, depending on market conditions.

ADP still anticipates 75 to 100 basis points of pretax margin expansion from 18.4% in fiscal 2014. ADP now anticipates an effective tax rate of 34.2% compared with the prior forecast of 34.6%. Worldwide new business bookings are now anticipated to grow about 10% compared to the prior forecast of about 8% growth.

Reportable Segments Fiscal 2015 Forecast

  For the Employer Services segment, ADP now anticipates revenue growth of approximately 5% compared with the prior forecast of 6% to 7% due to an anticipated negative impact of about two percentage points from foreign currency translation. ADP still anticipates pretax margin expansion of about 100 basis points.
  ADP still anticipates an increase in pays per control of 2.0% to 3.0% for the year.
  For the PEO Services segment, ADP now anticipates 15% to 17% revenue growth compared with the prior forecast of 13% to 15%. Pretax margin expansion in the PEO is now anticipated to be up to 100 basis points compared with the prior forecast of up to 50 basis points.

Interest on Funds Held for Clients, Interest Income on Corporate Funds Fiscal 2015 Forecast

The interest assumptions in ADP's forecasts are based on Fed Funds futures contracts and forward yield curves as of February 2, 2015. The Fed Funds futures contracts used in the client short and corporate cash interest income forecasts do not anticipate an increase in the Fed Funds target rate during fiscal 2015. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of February 2, 2015 were used to forecast new purchase rates for the client and corporate extended, and client long portfolios, respectively. There have been no changes to the prior forecast for interest on funds held for clients, or interest income on corporate funds, as outlined below.

  Interest on funds held for clients is expected to increase $5 to $15 million, or 1% to 4%. This is based on anticipated growth in average client funds balances of 5% to 7% to $21.8 to $22.2 billion, partially offset by a decrease of up to 10 basis points in the expected average interest yield to 1.7% to 1.8%.
  The total contribution from the client funds extended investment strategy is also expected to increase $5 to $15 million compared with a year ago.

Investor Webcast Today

ADP will host a conference call for financial analysts today, Wednesday, February 4, 2015 at 8:30 a.m. EST. The conference call will be webcast live on ADP's website at investors.adp.com and will be available for replay following the call. A slide presentation will be available shortly before the webcast.

Supplemental financial information including schedules of quarterly and full year revenues and pretax earnings by reportable segment for fiscal years 2013 and 2014 and the first and second quarters of fiscal 2015, as well as details of the first and second quarter fiscal 2015 results from the client funds extended investment strategy, are posted to ADP's website at investors.adp.com. ADP news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About ADP

Employers around the world rely on ADP® (Nasdaq:ADP) for cloud-based solutions and services to help manage their most important asset – their people. From human resources and payroll to talent management and benefits administration, ADP brings unmatched depth and expertise in helping clients build a better workforce. A pioneer in Human Capital Management (HCM) and business process outsourcing, ADP serves more than 610,000 clients in 100 countries. ADP.com

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$ 1,948.1	$ 1,876.7	$ 3,840.1	$ 3,647.6
Interest on funds held for clients	91.0	89.2	181.3	178.4
PEO revenues (A)	622.2	527.8	1,213.7	1,029.7
Total revenues	2,661.3	2,493.7	5,235.1	4,855.7

Expenses:
Costs of revenues:
Operating expenses	1,386.0	1,289.8	2,749.2	2,549.3
Systems development & programming costs	148.8	138.5	295.6	271.0
Depreciation & amortization	52.2	50.3	104.1	99.1
Total costs of revenues	1,587.0	1,478.6	3,148.9	2,919.4

Selling, general & administrative expenses	590.2	578.8	1,168.3	1,116.5
Interest expense	2.2	2.0	4.1	3.9
Total expenses	2,179.4	2,059.4	4,321.3	4,039.8

Other income, net	(19.2)	(27.7)	(39.8)	(49.7)

Earnings from continuing operations before income taxes	501.1	462.0	953.6	865.6

Provision for income taxes	167.1	147.8	321.6	286.5

Net earnings from continuing operations	$ 334.0	$ 314.2	$ 632.0	$ 579.1

(Loss)/Earnings from discontinued operations before income taxes	(2.5)	99.1	63.1	192.8

Provision for income taxes	--	36.3	68.4	66.3

Net (loss)/earnings from discontinued operations	$ (2.5)	$ 62.8	$ (5.3)	$ 126.5

Net earnings	$ 331.5	$ 377.0	$ 626.7	$ 705.6

Basic Earnings Per Share from Continuing Operations	$ 0.70	$ 0.66	$ 1.32	$ 1.21
Basic (Loss)/Earnings Per Share from Discontinued Operations	(0.01)	0.13	(0.01)	0.26
Basic Earnings Per Share	$ 0.70	$ 0.79	$ 1.31	$ 1.47

Diluted Earnings Per Share from Continuing Operations	$ 0.70	$ 0.65	$ 1.31	$ 1.20
Diluted (Loss)/Earnings Per Share from Discontinued Operations	(0.01)	0.13	(0.01)	0.26
Diluted Earnings Per Share	$ 0.69	$ 0.78	$ 1.30	$ 1.46

Dividends declared per common share	$ 0.490	$ 0.480	$ 0.970	$ 0.915

Components of Other Income, net:
Interest income on corporate funds	$ (18.3)	$ (16.1)	$ (36.7)	$ (34.6)
Realized gains on available-for-sale securities	(1.7)	(13.2)	(2.7)	(17.5)
Realized losses on available-for-sale securities	0.8	1.6	1.0	2.5
Gain on sale of notes receivable	--	--	(1.4)	--
Other, net	--	--	--	(0.1)
Other Income, net	$ (19.2)	$ (27.7)	$ (39.8)	$ (49.7)

(A) Professional Employer Organization ("PEO") revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes, of $7,217.4 million and $6,140.4 million for the three months ended December 31, 2014 and 2013, respectively, and $12,953.6 million and $11,087.6 million for the six months ended December 31, 2014 and 2013, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	December 31,	June 30,
	2014	2014
Assets
Cash and cash equivalents/Short-term marketable securities (B)	$ 1,952.7	$ 3,618.1
Other current assets	2,456.3	2,194.4
Assets of discontinued operations	--	2,409.7
Total current assets before funds held for clients	4,409.0	8,222.2
Funds held for clients	34,707.0	19,258.0
Total current assets	39,116.0	27,480.2

Long-term marketable securities	46.3	54.1
Property, plant and equipment, net	650.3	667.7
Other assets	3,690.5	3,857.8
Total assets	$ 43,503.1	$ 32,059.8

Liabilities and Stockholders' Equity
Obligations under commercial paper borrowings (B)	$ --	$ 2,173.0
Other current liabilities	2,309.1	2,447.0
Liabilities of discontinued operations	--	581.2
Client funds obligations	34,461.1	18,963.4
Total current liabilities	36,770.2	24,164.6

Long-term debt	10.3	11.5
Other liabilities	1,230.4	1,213.5
Total liabilities	38,010.9	25,389.6

Total stockholders' equity	5,492.2	6,670.2
Total liabilities and stockholders' equity	$ 43,503.1	$ 32,059.8

(B) As of June 30, 2014, $2,015.8 million of short-term marketable securities and $183.8 million of cash and cash equivalents are related to the Company's outstanding commercial paper borrowings.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended
	December 31,
	2014	2013	Change	% Change
Revenues from continuing operations
Employer Services	$ 2,169.9	$ 2,082.1	$ 87.8	4%
PEO Services	625.8	531.1	94.7	18%
Other	(134.4)	(119.5)	(14.9)	n/m
Total revenues from continuing operations	$ 2,661.3	$ 2,493.7	$ 167.6	7%

Pre-tax earnings from continuing operations
Employer Services	$ 627.4	$ 596.0	$ 31.4	5%
PEO Services	78.7	59.5	19.2	32%
Other	(205.0)	(193.5)	(11.5)	n/m
Total pre-tax earnings from continuing operations	$ 501.1	$ 462.0	$ 39.1	8%

Pre-tax margin
Employer Services	28.9%	28.6%	0.3%
PEO Services	12.6%	11.2%	1.4%
Other	n/m	n/m	n/m
Total pre-tax margin	18.8%	18.5%	0.3%

	Six Months Ended
	December 31,
	2014	2013	Change	% Change
Revenues from continuing operations
Employer Services	$ 4,269.0	$ 4,045.3	$ 223.7	6%
PEO Services	1,220.8	1,036.1	184.7	18%
Other	(254.7)	(225.7)	(29.0)	n/m
Total revenues from continuing operations	$ 5,235.1	$ 4,855.7	$ 379.4	8%

Pre-tax earnings from continuing operations
Employer Services	$ 1,211.5	$ 1,119.3	$ 92.2	8%
PEO Services	145.4	111.4	34.0	31%
Other	(403.3)	(365.1)	(38.2)	n/m
Total pre-tax earnings from continuing operations	$ 953.6	$ 865.6	$ 88.0	10%

Pre-tax margin
Employer Services	28.4%	27.7%	0.7%
PEO Services	11.9%	10.8%	1.2%
Other	n/m	n/m	n/m
Total pre-tax margin	18.2%	17.8%	0.4%

	Three Months Ended
	December 31,
	2014	2013	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$ 334.0	$ 314.2	$ 19.8	6%
Net earnings	$ 331.5	$ 377.0	$ (45.5)	(12)%

Basic weighted average shares outstanding	476.6	478.4	(1.8)	0%
Basic earnings per share from continuing operations	$ 0.70	$ 0.66	$ 0.04	6%
Basic earnings per share	$ 0.70	$ 0.79	$ (0.09)	(11)%

Diluted weighted average shares outstanding	480.3	482.8	(2.5)	(1)%
Diluted earnings per share from continuing operations	$ 0.70	$ 0.65	$ 0.05	8%
Diluted earnings per share	$ 0.69	$ 0.78	$ (0.09)	(12)%

	Six Months Ended
	December 31,
	2014	2013	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$ 632.0	$ 579.1	$ 52.9	9%
Net earnings	$ 626.7	$ 705.6	$ (78.9)	(11)%

Basic weighted average shares outstanding	477.6	479.2	(1.6)	(0)%
Basic earnings per share from continuing operations	$ 1.32	$ 1.21	$ 0.11	10%
Basic earnings per share	$ 1.31	$ 1.47	$ (0.16)	(11)%

Diluted weighted average shares outstanding	481.0	483.6	(2.6)	(1)%
Diluted earnings per share from continuing operations	$ 1.31	$ 1.20	$ 0.11	9%
Diluted earnings per share	$ 1.30	$ 1.46	$ (0.16)	(11)%

	Three Months Ended
	December 31,
Key Statistics:	2014	2013
Internal revenue growth:
Employer Services	4%	9%
PEO Services	18%	14%

Employer Services:
Change in pays per control - U.S.	3.0%	2.9%
Change in client revenue retention percentage - worldwide	0.2 pts	(0.5) pts
Employer Services/PEO new business bookings growth - worldwide	15%	7%

PEO Services:
Paid PEO worksite employees at end of period	357,000	311,000
Average paid PEO worksite employees during the period	354,000	309,000

	Six Months Ended
	December 31,
Key Statistics:	2014	2013
Internal revenue growth:
Employer Services	5%	8%
PEO Services	18%	13%

Employer Services:
Change in pays per control - U.S.	3.0%	2.7%
Change in client revenue retention percentage - worldwide	0.4 pts	(0.3) pts
Employer Services/PEO new business bookings growth - worldwide	13%	4%

PEO Services:
Paid PEO worksite employees at end of period	357,000	311,000
Average paid PEO worksite employees during the period	349,000	304,000

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended
	December 31,
	2014	2013	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 2.2	$ 1.2	$ 1.0	82%
Corporate extended	3.6	3.7	(0.1)	(2)%
Total corporate	5.8	4.9	0.9	19%
Funds held for clients	19.8	18.5	1.3	7%
Total	$ 25.6	$ 23.4	$ 2.2	9%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.6%	0.9%
Corporate extended	1.7%	1.5%
Total corporate	1.3%	1.4%
Funds held for clients	1.8%	1.9%
Total	1.7%	1.8%

Net unrealized gain position at end of period	$ 248.0	$ 212.5

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 3.0	$ 3.3
U.S. & Canadian reverse repurchase agreement borrowings	0.6	0.4
	$ 3.6	$ 3.7

Average interest rates paid on:
U.S. commercial paper borrowings	0.1%	0.1%
U.S. & Canadian reverse repurchase agreement borrowings	0.5%	0.6%

Interest on funds held for clients	$ 91.0	$ 89.2	$ 1.8	2%
Corporate extended interest income (C)	15.2	13.9	1.3	9%
Corporate interest expense-short-term financing (C)	(1.8)	(1.5)	(0.3)	(18)%
	$ 104.4	$ 101.6	$ 2.8	3%

	Six Months Ended
	December 31,
	2014	2013	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.9	$ 1.3	$ 0.6	47%
Corporate extended	3.7	3.6	0.0	1%
Total corporate	5.6	4.9	0.6	13%
Funds held for clients	19.3	18.0	1.3	7%
Total	$ 24.8	$ 22.9	$ 1.9	8%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.6%	0.9%
Corporate extended	1.7%	1.6%
Total corporate	1.3%	1.4%
Funds held for clients	1.9%	2.0%
Total	1.8%	1.9%

Net unrealized gain position at end of period	$ 248.0	$ 212.5

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 3.1	$ 3.2
U.S. & Canadian reverse repurchase agreement borrowings	0.6	0.5
	$ 3.7	$ 3.6

Average interest rates paid on:
U.S. commercial paper borrowings	0.1%	0.1%
U.S. & Canadian reverse repurchase agreement borrowings	0.5%	0.5%

Interest on funds held for clients	$ 181.3	$ 178.4	$ 2.9	2%
Corporate extended interest income (C)	31.3	29.9	1.4	5%
Corporate interest expense-short-term financing (C)	(3.4)	(3.0)	(0.4)	(12)%
	$ 209.2	$ 205.3	$ 3.9	2%

(C) While "Corporate extended interest income" and "Corporate interest expense-short-term financing" are non-GAAP disclosures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is as follows:

	Three Months Ended
	December 31,
	2014	2013

Corporate extended interest income	$ 15.2	$ 13.9
All other interest income	3.1	2.2
Total interest income on corporate funds	$ 18.3	$ 16.1

Corporate interest expense - short-term financing	$ 1.8	$ 1.5
All other interest expense	0.4	0.5
Total interest expense	$ 2.2	$ 2.0

	Six Months Ended
	December 31,
	2014	2013

Corporate extended interest income	$ 31.3	$ 29.9
All other interest income	5.4	4.7
Total interest income on corporate funds	$ 36.7	$ 34.6

Corporate interest expense - short-term financing	$ 3.4	$ 3.0
All other interest expense	0.7	0.9
Total interest expense	$ 4.1	$ 3.9

Safe Harbor Statement

This document and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in, or interpretations of, existing legislation or regulations, or compliance with new legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends; competitive conditions; our ability to maintain our current credit rating and the impact on our funding costs and profitability; vulnerability to security breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; changes in technology; availability of skilled technical associates; and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A. - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 should be considered in evaluating any forward-looking statements contained herein.

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